UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017 (February 9, 2017)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH2 OPZ United Kingdom

(Address of Principal Executive Offices) (Zip Code)

011-44-0131-445-6159

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 9, 2017, Quotient Limited (the “Company” or “we”, “us” and “our”) appointed Christopher J. Lindop, as the Company’s Chief Financial Officer. In connection with the appointment of Mr. Lindop, on February 9, 2017, the Company and Mr. Lindop entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which Mr. Lindop subscribed for, and the Company agreed to issue, 50,000 ordinary shares (the “Subscription Shares”) at a price of $6.41 per share (which was equal to the closing price of the Company’s ordinary shares as reported on the Nasdaq Global Market on such date) for aggregate proceeds of $320,500.00. The Subscription Agreement contains customary representations, warranties and indemnification obligations of the parties. The Subscription Shares were issued to Mr. Lindop on February 14, 2017. The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by the Subscription Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

The Subscription Shares were sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Mr. Lindop represented in the Subscription Agreement that he was an accredited investor as defined in Regulation D and that he was acquiring the Subscription Shares with no present intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, and appropriate legends were affixed to the Subscription Shares.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2017, the Company appointed Christopher J. Lindop, age 59, as the Company’s Chief Financial Officer. As the Company’s Chief Financial Officer, Mr. Lindop will be the Company’s principal financial officer.

Prior to joining the Company, Mr. Lindop served as chief financial officer from January 2007 until June 2016 and as executive vice president of business development from August 2007 until May 2016 of Haemonetics Corporation (NYSE:HAE), a global leader in blood processing technology. From September 2003 to December 2006, Mr. Lindop served as chief financial officer of Inverness Medical Innovations, Inc., a global developer, manufacturer and marketer of medical diagnostic products. From June 2002 to September 2003, he served as an audit partner with the Boston office of Ernst & Young LLP, an accounting firm. From 1991 to 2002, he served as an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm. In addition, Mr. Lindop has served as a director of Parexel International Corporation (NASD: PRXL) since 2006, where he currently acts as chairman of the audit and finance committee and as a member of the nominating and governance committee. Mr. Lindop holds a B.A. in Business from the University of Strathclyde (Scotland).

Concurrently with the Company’s appointment of Mr. Lindop as Chief Financial Officer, Roland Boyd stepped down as interim Chief Financial Officer, effective immediately. Mr. Boyd will continue to serve as the Company’s Group Financial Controller & Treasurer and principal accounting officer.

With respect to Item 404(a) of Regulation S-K, except as described in this Form 8-K, there are no other relationships or related transactions between Mr. Lindop and the Company that would be required to be reported. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Lindop and any of the Company’s directors or executive officers.

In connection with such appointment, on February 9, 2017, the Company entered into an Employment Agreement with Mr. Lindop (the “Employment Agreement”) that sets forth the terms and conditions under which Mr. Lindop serves as our Chief Financial Officer. The Employment Agreement was approved by the Board of Directors of the Company (the “Board”) as well as the Remuneration Committee of the Board (the “Committee”). The Employment Agreement has no specific term and establishes an at-will employment relationship. Mr. Lindop’s current annual base salary for fiscal year 2017 is $375,000, and he is eligible to receive customary employee benefits. Mr. Lindop’s base salary will be reviewed annually starting as of June 1, 2018.

The Company may terminate Mr. Lindop’s employment with or without cause, but Mr. Lindop is required to provide at least two months’ advance written notice to us if he terminates his employment. If the Company terminates Mr. Lindop’s employment other than for cause (as defined in the Employment Agreement), he will be entitled to receive, subject to certain conditions, (i) severance equal to 12 months of his then current base salary and employee benefits then in effect, payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year, plus (ii) reimbursement of the remaining rental costs for Mr. Lindop’s property in Switzerland, up to a maximum of 12 months’ rent and (iii) reimbursement of reasonable repatriation costs to the United States. Mr. Lindop is obligated to (i) refrain from engaging in competition with the Company in the United States or in other countries in which the Company does business for a period of one year after any termination and (ii) refrain from soliciting any of the Company’s executives, suppliers or customers for a period of two years after any termination.

The Company has agreed to indemnify Mr. Lindop to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

In addition to his salary, Mr. Lindop is also entitled to a relocation allowance of $120,000 per annum for necessary, customary and usual living expenses while his employment location is Eysins, Switzerland, and the Company will reimburse Mr. Lindop for reasonable initial relocation costs up to $50,000, excluding the cost of flights. The Company will also reimburse Mr. Lindop for certain air travel expenses of his family. Mr. Lindop is eligible for an annual discretionary bonus equal to 65% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

In addition, in connection with the appointment of Mr. Lindop as our Chief Financial Officer, the Company has granted Mr. Lindop 175,000 restricted share units (the “RSUs”) and 125,000 share options to purchase ordinary shares at a price of $6.41 per share (which was equal to the closing price of the Company’s ordinary shares as reported on the Nasdaq Global Market on the date of grant) (the “Share Options”). The RSUs and the Share Options will vest in three equal installments on the anniversary of the effective date of the Employment Agreement. The Share Options have a term of ten years. The Share Options will be forfeited if not exercised before the expiration of their respective terms. In addition, in the event Mr. Lindop’s employment is terminated, any RSUs or Share Options not vested shall be forfeited upon termination. This grant of RSUs and Share Options was entered into as an inducement material for Mr. Lindop to enter into employment with the Company.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Subscription Agreement, dated as of February 9, 2017, by and between Quotient Limited and Christopher J. Lindop

10.2*	Employment Agreement, dated as of February 9, 2017, by and between Quotient Limited and Christopher J. Lindop

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Paul Cowan
Chief Executive Officer

Dated: February 14, 2017